As filed with the Securities and Exchange Commission on September 30, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SMART Modular Technologies (WWH), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	20-2509518 (I.R.S. Employer Identification Number)
39870 Eureka Drive
Newark, CA 94560
(510) 623-1231
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)
SMART Modular Technologies (WWH), Inc.
Amended and Restated Stock Incentive Plan
(Full Title of the Plan)
Barry Zwarenstein
Senior Vice President and Chief Financial Officer
SMART Modular Technologies (WWH), Inc.
39870 Eureka Drive
Newark, CA 94560
(510) 624-8134
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Bruce M. Goldberg, Esq.
Chief Legal Officer
SMART Modular Technologies (WWH), Inc.
39870 Eureka Drive
Newark, CA 94560
(510) 624-8159
Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum
securities	to be Registered	Offering Price	Aggregate	Amount of
to be registered	(1) (3)	Per Share (2)	Offering Price (2)	registration Fee
Ordinary Shares, par value $0.00016667 per share, to be issued under the Amended and Restated Stock Incentive Plan	3,406,943	$5.9005	$20,102,667.17	$1,433.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the plans by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s ordinary shares on September 23, 2010, as reported by the Nasdaq Global Select Market.

(3)	Represents shares of Common Stock reserved for future issuance under the Company’s Amended and Restated Stock Incentive Plan (the “Plan”).

Item 8: Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
          Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 3,406,943 shares of the Registrant’s ordinary shares, par value $0.00016667 per share, made available pursuant to an automatic annual increase provision contained in the Plan, which are securities of the same class and relate to the same Plan, less a reduction in shares available under the Plan pursuant to the net cancellation of the options that were surrendered (and not issued as replacement awards) in the option exchange conducted on September 25, 2009.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The contents of the earlier registration statements relating to the Plan, previously filed with the Securities and Exchange Commission on February 8, 2006 (File No. 333-131673) and December 22, 2008 (File No. 333-156378), including the Post Effective Amendment thereto filed on January 22, 2009 (File No. 333-156378), are incorporated herein by reference and made a part hereof.
Item 8: Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

5.1	Opinion of Maples and Calder

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

99.1	SMART Modular Technologies (WWH), Inc. Amended and Restated Stock Incentive Plan (filed as Exhibit 99.1 to the Company’s registration statement on Form S-8 (File No. 333-131673) filed on February 8, 2006 and incorporated herein by reference.)

SIGNATURES
          Pursuant to the requirements of the Securities Act 1933, SMART Modular Technologies (WWH), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on September 30, 2010.

SMART MODULAR TECHNOLOGIES (WWH), INC.
/s/ Barry Zwarenstein
Name:	Barry Zwarenstein
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Iain MacKenzie and Barry Zwarenstein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Iain Mackenzie Iain MacKenzie	Chief Executive Officer, President and Director (Principal Executive Officer)	September 30, 2010

/s/ Barry Zwarenstein Barry Zwarenstein	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2010

/s/ Ajay Shah Ajay Shah	Chairman of the Board of Directors	September 30, 2010

/s/ Dennis McKenna Dennis McKenna	Director	September 30, 2010

/s/ Harry Webber (Webb) McKinney Harry Webber (Webb) McKinney	Director	September 30, 2010

/s/ Kimberly Alexy Kimberly Alexy	Director	September 30, 2010

/s/ Mukesh Patel Mukesh Patel	Director	September 30, 2010

/s/ Clifton Thomas Weatherford Clifton Thomas Weatherford	Director	September 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Maples and Calder

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

99.1	SMART Modular Technologies (WWH), Inc. Amended and Restated Stock Incentive Plan (filed as Exhibit 99.1 to the Company’s registration statement on Form S-8 (File No. 333-131673) filed on February 8, 2006 and incorporated herein by reference.)